Exhibit 10.8

BRITISH AMERICAN TOBACCO p.l.c.

DEFERRED ANNUAL SHARE BONUS SCHEME

Adopted by a resolution of the Board of Directors of British American

Tobacco p.l.c. on 23 February 2001. Amended by resolution

of the Board of Directors on 24 February 2005; and amended for age discrimination legislation on 26 February 2007; and amended by resolution of the Board of Directors on 24 February 2014; and amended by resolution of the Board of Directors on 23 February 2015.

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1.	DEFINITIONS AND INTERPRETATION

(1)	In this Scheme, unless the context otherwise requires:-

“Award Date” means the date on which a Conditional Award was granted;

“the Board” means the board of directors of the Company or a committee appointed by such board of directors;

“Claw-back” means the repayment of value by a Participant to the Company (or another Participating Company) in accordance with the provisions of Rule 3A and Appendix 1;

“the Company” means British American Tobacco p.l.c. (registered in England and Wales No. 3407696);

“Conditional Award” means a conditional right to receive ordinary shares in the Company upon the terms and restrictions set out in the Scheme;

“the Listing Rules” means the listing rules made by the competent authority for the purposes of Part IV the Financial Services Act 1986, as from time to time modified, extended or remade;

“the London Stock Exchange” means The London Stock Exchange plc;

“the Model Code” means the Model Code on Directors’ dealings in securities as set out in the Appendix to Chapter 16 of the Listing Rules;

“Participant” means a person who holds a Conditional Award granted under the Scheme (including, where the context so admits, the personal representatives of a person who has died since he was granted a Conditional Award);

“Participating Companies” means the Company and its Subsidiaries;

“the Scheme” means the British American Tobacco Deferred Annual Share Bonus Scheme as herein set out but subject to any alterations or additions made under Rule 6 below;

“Subsidiary” means a body corporate which is a subsidiary of the Company within the meaning of section 736 of the Companies Act l985;

“Takeover Code” means the Code on Takeovers and Mergers issued by the Panel on Takeovers and Mergers, as from time to time modified, extended or reissued;

“Trustee” means the trustee or trustees from time to time of any trust deed established for the benefit of (inter alia) employees of the Company and its Subsidiaries which is operated in conjunction with the Scheme.

(2)	Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.

2.	GRANT OF AWARDS

(1)	Subject to sub-rules (5) and (6) below, the Board may at any time in the six weeks following the announcement of the Company’s results for any period, or at any other time when the Board considers that there are exceptional circumstances, grant a Conditional Award or procure the grant of a Conditional Award to any employee of a Participating Company (including an employee who is also a director of a Participating Company), based upon the Company’s performance in the preceding financial year, upon the terms set out in the Scheme and upon such other terms as the Board may specify.

(2)	There shall be no monetary consideration for the grant of a Conditional Award and accordingly a Conditional Award shall be granted by deed.

(3)	A Conditional Award shall consist of a conditional right for the Participant to receive ordinary shares in the Company for nil payment.

(4)	Subject to Rule 3(2) below, a Conditional Award granted under the Scheme to any person shall not be capable of being transferred or assigned. If a Participant does or suffers any act or thing whereby he would or might be deprived of the legal or beneficial ownership of a Conditional Award, the Conditional Award shall lapse forthwith.

(5)	No new shares in the Company may be issued under the Scheme and accordingly the Scheme may only utilise existing shares.

(6)	The grant of a Conditional Award under the Plan shall be subject to the provisions of the Model Code and to obtaining any approval or consent required under the provisions of the Listing Rules or the Takeover Code, or of any other regulation or enactment applicable to such grant.

3.	TRANSFER OF SHARES TO PARTICIPANTS

(1)	Subject to sub-rules (2), (3), (4) and (7) below and to Rule 4 below, the shares subject to a Conditional Award shall be transferred to a Participant as soon as reasonably practicable after the third anniversary of the Award Date.

(2)	If a Participant dies at a time when he holds a Conditional Award, the Company shall procure the transfer of the shares subject to the Conditional Award to his personal representatives as soon as reasonably practicable after the date of his death.

(3)	If any Participant ceases to be a director or employee of a Participating Company by reason of injury, disability or redundancy (within the meaning of the Employment Rights Act (1996)) or by reason only that his office or employment is in a company which ceases to be under the control of the Company, or relates to a business or part of a business which is transferred to a person other than the Company or a Subsidiary, the Company shall procure the transfer to the Participant of the shares subject to a Conditional Award as soon as reasonably practicable after he so ceases to be a director or an employee.

(4)	If any Participant ceases to be a director or employee of a Participating Company for any other reason, the Conditional Award shall lapse immediately and no shares shall be transferred to the Participant unless the Board (at its absolute discretion) decides otherwise.

(5)	A Participant shall not be treated for the purposes of sub-rules (3) and (4) above as ceasing to be a director or employee of the Company or a Subsidiary until such time as he is no longer a director or employee of the Company or any Subsidiary, and a female Participant who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act (1996) shall be treated for those purposes as not having ceased to be such a director or employee.

(6)	For the avoidance of doubt, it is hereby confirmed a Participant is not entitled to any dividends paid or votes in respect of the shares subject to a Conditional Award by reference to a record date before the Participant (or his nominee) is registered as the holder of the shares.

(7)	No transfer of shares shall be made under the Scheme if the Board considers that it would not be lawful or practicable in the relevant jurisdiction and in any such case the Board may (at its absolute discretion) decide that instead of receiving shares the Participant shall instead receive a cash sum equal to the value of the shares (calculated by reference to the middle market quotation of the shares on the dealing day preceding the date the shares would otherwise have been transferred, as derived from the London Stock Exchange Daily Official List) less such deductions as the Board may decide are reasonable or necessary on account of any tax and/or social security contributions.

(8)	In a case where any company is obliged to account for any tax and/or any social security contributions recoverable from a Participant (together, the “Tax Liability”) for which that Participant is or has agreed to be liable by virtue of the transfer of shares, the Company shall not be obliged to procure the transfer of the shares unless it or the Participant’s employing company has received on or prior to the transfer of the shares payment from the Participant of an amount not less than the Tax Liability or unless that Participant has entered into arrangements acceptable to the Participant’s employing company to ensure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the employing company of an amount equal to the Tax Liability out of the proceeds of sale or otherwise).

(9)	The transfer of shares under the Scheme shall be subject to the provisions of the Model Code and to obtaining any approval or consent referred to in sub-rule 2(6). Where the transfer of shares pursuant to a Conditional Award is prohibited pursuant to the Model Code at any time, such transfer shall instead take place as soon as reasonably practicable after it is no longer prohibited by the Model Code.

(10)	The number of shares subject to a Conditional Award granted on or after 24 February 2014 may be reduced at any time prior to the transfer of such shares to the Participant (including with the effect that the Conditional Award shall lapse) to the extent that the Board determines that there has been a material misrepresentation by any person in relation to the performance of the Company and/or the Participant on the basis of which the Board made its determination as to the extent to which that, or any prior, Conditional Award was granted to the Participant, or other any other event, in either case which the Board considers (in its absolute discretion) justifies such reduction. Such material misrepresentation may include (but shall not be limited to): (i) a misstatement of the financial results and/or health of the Company; (ii) an erroneous calculation in relation to the Company’s results or other performance benchmark; (iii) errors in the Company’s financial statements, or (iv) discrepancies in the financial accounts, whether or not arising from fraud or reckless behaviour on the part of any director or employee of the Company or any Participating Company (in each case in respect of any financial year on the basis of which that, or any prior, Conditional Award was granted).

3A.	CLAW-BACK

Claw-back events

(1)	In respect of a Conditional Award granted on or after 1 January 2016, the Board may at any time prior to the third anniversary of the Award Date (whether before or after shares are transferred to a Participant pursuant to the Conditional Award) determine that a Claw-back shall apply in respect of the Conditional Award if the Board determines that:

(a)	there has been a material misrepresentation in relation to the performance of the Company, any Subsidiary, any relevant business unit and/or the Participant on the basis of which the annual bonus (in respect of which the Conditional Award was granted) was determined (which may include, but shall not be limited to: (i) a misstatement of the financial results and/or health of the Company or any Subsidiary; (ii) an erroneous calculation in relation to the Company’s or any Subsidiary’s results or other performance benchmark; (iii) errors in the Company’s or any Subsidiary’s financial statements; or (iv) discrepancies in the financial accounts, and, for the avoidance of doubt, notwithstanding that such misrepresentation may not arise from fraud or reckless behaviour); or

(b)	an erroneous calculation was made in assessing the amount of the annual bonus or the number of shares over which the Conditional Award was granted,

and, in either case, the annual bonus was awarded and/or the Conditional Award was granted to a greater extent than would have been the case had there not been such a misrepresentation or had such error not been made.

(2)	In respect of a Conditional Award granted on or after 1 January 2016, the Board may at any time (whether before or after shares are transferred to a Participant pursuant to the Conditional Award) determine that a Claw-back shall apply in respect of the Conditional Award where the Participant is found to have committed at any time prior to the date on which shares are transferred to a Participant, including prior to the grant of the Conditional Award, an act or omission which justifies, or in the opinion of the Board would have justified, summary dismissal or service of notice of termination of office or employment on the grounds of misconduct.

Applying Claw-back

(3)	A Claw-back shall be applied in accordance with the provisions of Appendix 1 (Operation of Claw-back).

Lapse of Conditional Awards to give effect to claw-back of other awards

(4)	By participating in the Scheme, the Participant acknowledges that the Board may lapse any Conditional Award granted on or after 1 January 2016 to such extent as it determines to be necessary (including in full) in order to give effect to a claw-back under the terms of the Scheme or any other employees’ share scheme or bonus scheme operated from time to time by the Company or any Subsidiary.

No Claw-back following a Takeover

(5)	A Claw-back shall not apply at any time following any of the events described in Rule 4(1) or (3), save where such event occurs as part of an internal reorganisation where there is no material change in the ultimate ownership of the Company or where the determination that the Claw-back shall apply was made prior to such event.

Interaction with the cash bonus schemes

(6)	No provision of the rules of this Scheme relating Claw-back shall in any way limit or restrict, or be limited or restricted by, the operation of any provision of any cash bonus scheme or similar operated by the Company or any Subsidiary from time to time.

4.	TAKEOVER, RECONSTRUCTION AND WINDING-UP

(1)	As soon as reasonably practicable after any person obtains control of the Company as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer, the Company shall procure the transfer to the Participant of the shares subject to a Conditional Award (subject to sub-rules (2), (3), (4) and (7) of Rule 3 above).

(2)	For the purposes of sub-rule (1) above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

(3)	As soon as reasonably practicable after any application is made to the Court under section 425(1) of the Companies Act 1985 to order a meeting in relation to a proposed compromise or arrangement for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, the Company shall procure the transfer to the Participant of the shares subject to a Conditional Award (subject to sub-rules (2), (3), (4) and (7) of Rule 3 above).

(4)	If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Company shall procure the transfer to the Participant of the shares subject to a Conditional Award (subject to sub-rule (2), (3), (4) and (7) of Rule 3 above) as soon as reasonably practicable after the relevant event.

5.	VARIATION OF CAPITAL

(1)	In the event of any increase or variation of the share capital of the Company (whether by means of consolidation, subdivision, capitalisation or rights issue or otherwise and whenever effected), the Board may make such adjustments as it considers appropriate to the number of shares subject to a Conditional Award.

(2)	As soon as reasonably practicable after making any adjustment under sub-rule (1) above, the Company shall give notice in writing thereof to any Participant affected thereby.

5A.	VESTED SHARE ACCOUNTS

(1)	Legal title to any shares which are due to be transferred to the Participant pursuant to the Scheme may (notwithstanding any other Rule) be transferred to a person (the “Vested Share Account Provider”) appointed by the Company from time to time to hold legal title to such shares on behalf of the Participant.

(2)	The Vested Share Account Provider shall receive and hold shares on behalf of the Participant in accordance with such terms and conditions as are agreed by the Company from time to time, and by participating in the Scheme the Participant irrevocably agrees to those terms and conditions (which shall be available to the Participant on request to the Company).

(3)	The transfer of any shares to the Vested Share Account Provider shall satisfy any obligation of the Company under the Scheme to transfer shares to the Participant (and references in the Scheme to shares (or legal title thereof) having been transferred to the Participant shall be read accordingly).

6.	ALTERATIONS

(1)	Subject to sub-rule (2) below, the Board may at any time alter or add to all or any of the provisions of the Scheme, or the terms of any Conditional Award granted under it, in any respect.

(2)	No alteration or addition to the disadvantage of any Participant shall be made under sub-rule (1) above unless:-

(a)	the Board shall have invited every relevant Participant to give an indication as to whether or not he approves the alteration or addition, and

(b)	the alteration or addition is approved by a majority of those Participants who have given such an indication.

(3)	As soon as reasonably practicable after making any alteration or addition under sub-rule (1) above, the Board shall give notice in writing thereof to any Participant affected thereby.

7.	MISCELLANEOUS

(1)	The rights and obligations of any individual under the terms of his office or employment with any Participating Company shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates in the Scheme shall, as a term of the grant of any Conditional Award, waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under the Scheme as a result of such termination.

(2)	In the event of any dispute or disagreement as to the interpretation of the Scheme, or as to any question or right arising from or related to the Scheme, the decision of the Board shall be final and binding upon all persons.

(3)

Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

(4)	This Scheme shall be governed by and construed in accordance with the law of England and Wales.

APPENDIX 1: OPERATION OF CLAW-BACK

Claw-back prior to the transfer of shares pursuant to a Conditional Award

(1)	Where the Board determines (pursuant to Rule 3A(1) or 3A(2)) that a Claw-back shall apply in respect of a Conditional Award prior to shares having been transferred to the Participant pursuant to the Conditional Award, the Claw-back shall be applied by the Board reducing the number of shares subject to the Conditional Award by up to the number of shares determined by the Board to be the excess number of shares in respect of which the Conditional Award was granted and/or is outstanding (and the Conditional Award shall lapse to the extent so reduced, which may be in full).

Claw-back following the transfer of shares in respect of a Conditional Award

(2)	Where the Board determines (pursuant to Rule 3A(1) or 3A(2)) that a Claw-back shall apply in respect of a Conditional Award following shares having been transferred to the Participant pursuant to the Conditional Award (a “Post-Transfer Claw-back”), the Board shall determine:

(a)	the excess number of shares which were transferred to the Participant pursuant to the Conditional Award (the “Excess Shares”); and

(b)	the aggregate market value of such Excess Shares (as determined by the Board) on the date on which the shares which were transferred to the Participant pursuant to the Conditional Award (the “Equivalent Value”).

(3)	A Post-Transfer Claw-back may be effected in such manner as may be determined by the Board, and notified to the Participant, including by any one or more of the following:

(a)	by reducing the number of shares and/or amount of cash in respect of which an Outstanding Award vests or may vest (or has vested, but in respect of which no shares have yet been transferred or cash payment made), whether before or after the assessment of performance conditions in respect of such Outstanding Award, by the number of Excess Shares and/or the Equivalent Value (and such Outstanding Award shall lapse to the extent so reduced);

(b)	by setting-off against any amounts payable by the Company or any Subsidiary to the Participant an amount up to the Equivalent Value (including from any bonus payment which may otherwise become payable to the Participant); and/or

(c)	by requiring the Participant to immediately transfer to the Company a number of shares equal to the Excess Shares or a cash amount equal to the Equivalent Value (which shall be an immediately payable debt due to the Company), provided that the Board may reduce the number of Excess Shares or the amount of the Equivalent Value subject to the Claw-back in order to take account of any Tax Liability (as defined in Rule 3(8)) which arose on the Excess Shares (howsoever delivered to the Participant).

(4)	In paragraph (3) above:

“Outstanding Award” means any other Conditional Award under the Scheme, any award or option under any other employees’ share scheme operated from time to time by the Company or any Subsidiary (other than any award or options granted under any arrangement which satisfies the provisions of Schedules 2 or 3, or (unless the terms of such arrangement state that shares acquired thereunder are subject to claw-back) 4 or 5 of the Income Tax (Earnings and Pensions) Act 2003), or any bonus award under any bonus scheme operated from time to time by the Company or any Subsidiary, in each case which is either held by the Participant at the time of a determination that a Claw-back shall be applied or which are granted to the Participant following such a determination; and

“vests” shall include shares or cash subject to an award becoming due to be transferred or paid, and in the case of an option, the option becoming exercisable.